Exhibit 2.1
EXECUTION COPY
This AMENDMENT NO. 1, dated as of May 12, 2011 (this “Amendment”), to the Merger Agreement, dated as of October 21, 2010 (the “Merger Agreement”), by and among Ventas, Inc., a Delaware corporation (“Acquiror”), Ventas SL I, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Acquiror (“Merger Sub A”), Ventas SL II, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Acquiror (“Merger Sub O”), Ventas SL III, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Acquiror (“Merger Sub C”), Atria Holdings LLC, a Delaware limited liability company (“Atria Holdings”), Lazard Senior Housing Partners LP, a Delaware limited partnership (“Senior Housing LP”), LSHP Coinvestment Partnership I LP, a Delaware limited partnership (“Coinvestment LP”), Atria Senior Living Group, Inc., a Delaware corporation (“Atria Inc.”), One Lantern Senior Living Inc, a Delaware corporation (“OLSL Inc”), and LSHP Coinvestment I Inc, a Delaware corporation (“Coinvestment Inc”).
WITNESSETH:
WHEREAS, Acquiror, Merger Sub A, Merger Sub O, Merger Sub C, Atria Holdings, Senior Housing LP, Coinvestment LP, Atria Inc., OLSL Inc and Coinvestment Inc (together, the “Parties”) have entered into the Merger Agreement;
WHEREAS, the Effective Time has not yet occurred; and
WHEREAS, subject to the terms and conditions set forth in this Amendment, the Parties desire to amend the Merger Agreement by entering into this Amendment.
NOW, THEREFORE, for and in consideration of the foregoing recitals and of the mutual covenants contained in this Amendment, the Parties do hereby agree as follows:
1. Recitals. Recital F of the Merger Agreement is hereby amended and restated in its entirety as follows:
For U.S. federal income tax purposes, each of the Parties intends that each Forward Merger shall qualify as a “reorganization” within the meaning of Section 368(a) of the Code, and that this Agreement shall constitute, and is hereby adopted as, a “plan of reorganization” for purposes of Sections 354 and 361 of the Code.
2. Coinvestment Merger. Section 1(a) of the Merger Agreement is hereby amended and restated in its entirety as follows:
The Mergers. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with Delaware Law, at the Effective Time, (i) Atria Inc. shall be merged with and into Merger Sub A (the “Atria Merger”), with Merger Sub A as the surviving entity and a wholly-owned Subsidiary of Acquiror, (ii) OLSL Inc shall be merged with and into Merger Sub O (the “OLSL Merger”, and, together with the Atria Merger, the “Forward Mergers”), with Merger Sub O as the surviving entity and a wholly-owned Subsidiary of Acquiror, and (iii) Merger Sub C shall be merged with and into Coinvestment Inc (the “Coinvestment Merger”), with Coinvestment Inc as the surviving entity and a wholly-owned Subsidiary of Acquiror.

3. Constituent Documents. Section 1(d) of the Merger Agreement is hereby amended and restated in its entirety as follows:
Constituent Documents. The limited liability company agreement or certificate of incorporation, as applicable, and the other constituent documents of Merger Sub A, Merger Sub O and Coinvestment Inc in effect at the Effective Time shall be the constituent documents of the applicable Surviving Entity.
4. Effect of Merger on Equity.
(a) Section 2(a)(i) of the Merger Agreement is hereby amended and restated in its entirety as follows:
The membership interests of Merger Sub A and Merger Sub O issued and outstanding immediately prior to the Effective Time shall remain issued, outstanding and unchanged as validly issued membership interests of the Surviving Entities of the Atria Merger and the OLSL Merger, respectively, after the Effective Time. The membership interests of Merger Sub C issued and outstanding immediately prior to the Effective Time shall, at the Effective Time, be converted into one fully paid and nonassessable share of the common stock, par value $0.01 per share, of the Surviving Entity of the Coinvestment Merger and shall be the only outstanding share of capital stock of the Surviving Entity of the Coinvestment Merger.
(b) The proviso at the end of Section 2(a)(ii) of the Merger Agreement is hereby amended and restated in its entirety as follows:
provided that such allocation and such instructions shall be consistent with the qualification of each Forward Merger as a “reorganization” within the meaning of Section 368(a) of the Code.
5. Termination of Company Common Stock. Section 2(b) of the Merger Agreement is hereby amended and restated in its entirety as follows:
As of the Effective Time all Company Common Stock outstanding immediately prior to the Effective Time shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate that immediately prior to the Effective Time represented any such shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration, the right to receive the Additional Payment and the other rights provided pursuant to this Agreement as amended.

6. Acquiror’s Obligation to Close. Section 3(a)(xix) of the Merger Agreement is hereby amended and restated in its entirety as follows:
Acquiror shall have received a written opinion from Wachtell, Lipton, Rosen & Katz, special counsel to Acquiror, dated the Closing Date, on the basis of the facts, representations and assumptions set forth or referred to in such opinion, to the effect that for U.S. federal income tax purposes each Forward Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code. In rendering such opinion Wachtell, Lipton, Rosen & Katz may require and rely upon representations, warranties and covenants contained in letters executed by officers of each of Acquiror and the Stockholders.
7. Stockholders’ Obligation to Close. Section 3(b)(xvi) of the Merger Agreement is hereby amended and restated in its entirety as follows:
The Stockholders shall have received a written opinion from Roberts & Holland LLP, special counsel to the Stockholders, dated the Closing Date, on the basis of the facts, representations and assumptions set forth or referred to in such opinion, to the effect that for U.S. federal income tax purposes each Forward Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code. In rendering such opinion Roberts & Holland LLP may require and rely upon representations, warranties and covenants contained in letters executed by officers of each of Acquiror and the Stockholders.
8. Taxes. Section 4(a)(v)(I) of the Merger Agreement is hereby amended and restated in its entirety as follows:
None of the Companies, any of its Subsidiaries, any of the Stockholders or any of their respective Affiliates has taken or agreed to take any action or is aware of any fact or circumstance that would prevent or impede, or could reasonably be expected to prevent or impede, either of the Forward Mergers from qualifying as a reorganization under Section 368(a) of the Code.
9. Taxes. Section 4(b)(xi)(B) of the Merger Agreement is hereby amended and restated in its entirety as follows:

Neither the Acquiror nor any of its Subsidiaries has taken or agreed to take any action or is aware of any fact or circumstance that would prevent or impede, or could reasonably be expected to prevent or impede, either of the Forward Mergers from qualifying as a reorganization under Section 368(a) of the Code.
10. Reorganization Status of the Forward Mergers. Section 5(a)(x) of the Merger Agreement is hereby amended and restated in its entirety as follows:
Neither the Stockholders nor any of their respective Affiliates shall take any action or knowingly fail to take any action, which action or failure to act could reasonably be expected to prevent or impede any of the Forward Mergers from qualifying as a “reorganization” within the meaning of Section 368 of the Code.
11. Reorganization Status of the Forward Mergers. Section 5(b)(vi) of the Merger Agreement is hereby amended and restated in its entirety as follows:
Neither Acquiror nor any of their Affiliates shall take any action or knowingly fail to take any action, which action or failure to act could reasonably be expected to prevent or impede any of the Forward Mergers from qualifying as a “reorganization” within the meaning of Section 368 of the Code.
12. Preparation and Filing of Tax Returns. Section 5(d)(ii)(C) of the Merger Agreement is hereby amended and restated in its entirety as follows:
The Tax Returns of the Parties hereto and of the Companies and the Designated Subsidiaries shall be prepared on the basis that each Forward Merger qualifies as a “reorganization” within the meaning of Section 368 of the Code.
13. Miscellaneous. The definition of “Excluded Taxes” in Section 8(r) of the Merger Agreement is hereby amended and restated in its entirety as follows:
“Excluded Taxes” means (a) any Taxes imposed on, or payable by, each of the Companies and the Designated Subsidiaries for any Pre-Closing Tax Period (except, in the case of any Taxes imposed as a result of the failure of either of the Forward Mergers to fail to qualify as a “reorganization” within the meaning of Section 368(a) of the Code, to the extent that such Taxes would not have arisen but for a breach by Acquiror of its obligations pursuant to Section 5(b)(vi)), (b) any Taxes for which any Company or Designated Subsidiary is liable under Treasury Regulation Section 1.1502-6 (or any similar provision of state or local Law) solely by reason of the membership, during any Pre-Closing Tax

Period or any Straddle Period, of such Company or Designated Subsidiary in a consolidated group of which the parent is not a Company or a Designated Subsidiary or Acquiror or any Affiliate of Acquiror, (c) any Taxes imposed on, payable by or attributable to the assets, activities or operations of Management Holdco or any of the Management Subsidiaries for any year or period, (d) any Taxes imposed as a result of the implementation of the transactions described in the Stockholders’ Pre-Closing Steps Outline, and (e) any Taxes imposed on the Companies, the Designated Subsidiaries, the Stockholders or any Affiliates of the Stockholders as a result of the failure of either of the Forward Mergers to qualify as a “reorganization” within the meaning of Section 368 of the Code and the Treasury Regulations thereunder (except to the extent that such Taxes would not have arisen but for a breach by Acquiror of its obligations pursuant to Section 5(b)(vi)). Notwithstanding anything herein to the contrary, Excluded Taxes do not include (i) Transfer Taxes, which shall be governed by Section 5(c)(iv), (ii) any Taxes that would not have been imposed but for the implementation of an Acquiror Additional Entity Formation, and (iii) any Taxes that would not have been imposed but for the implementation of the transactions described in the Acquiror’s Pre-Closing Steps Outline.
14. Form of Coinvestment Certificate of Merger. Exhibit D of the Merger Agreement is hereby amended and restated in its entirety in the form of Annex A to this Amendment.
15. General Provisions.
(a) Modification; Full Force and Effect. Except as expressly modified and superseded by this Amendment, the terms and provisions of the Merger Agreement are and shall continue to be in full force and effect.
(b) Definitions. Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Merger Agreement.
(c) Other Miscellaneous Terms. The provisions of Section 8 (Miscellaneous) of the Merger Agreement shall apply mutatis mutandis to this Amendment.
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IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed as of the date first written above.

VENTAS, INC., a Delaware corporation
By:	/s/ T. Richard Riney
	Name:	T. Richard Riney
	Title:	Executive Vice President, Chief Administrative Officer and General Counsel

VENTAS SL I, LLC, a Delaware limited liability company
By:	/s/ T. Richard Riney
	Name:	T. Richard Riney
	Title:	Executive Vice President and Associate Secretary

VENTAS SL II, LLC, a Delaware limited liability company
By:	/s/ T. Richard Riney
	Name:	T. Richard Riney
	Title:	Executive Vice President and Associate Secretary

VENTAS SL III, LLC, a Delaware limited liability company
By:	/s/ T. Richard Riney
	Name:	T. Richard Riney
	Title:	Executive Vice President and Associate Secretary

[Signature Page to Amendment No. 1 to the Merger Agreement]

ATRIA SENIOR LIVING GROUP, INC., a Delaware corporation
By:	/s/ John A. Moore
	Name:	John A. Moore
	Title:	Chief Executive Officer

ATRIA HOLDINGS LLC, a Delaware limited liability company
By:	Prometheus Senior Quarters LLC, its Common Member

By:	LF Strategic Realty Investors II L.P.,
LFSRI II Alternative Partnership L.P. and LFSRI II-CADIM Alternative Partnership
L.P., its Managing Members

By:	Lazard Frères Real Estate Investors L.L.C., their General Partner

By:	/s/ Matthew J. Lustig
	Name:	Matthew J. Lustig
	Title:	Managing Principal

ONE LANTERN SENIOR LIVING INC, a Delaware corporation
By:	/s/ Matthew J. Lustig
	Name:	Matthew J. Lustig
	Title:	President

LSHP COINVESTMENT I INC, a Delaware corporation
By:	/s/ Matthew J. Lustig
	Name:	Matthew J. Lustig
	Title:	President

[Signature Page to Amendment No. 1 to the Merger Agreement]

LAZARD SENIOR HOUSING PARTNERS LP, a Delaware limited partnership
By:	Lazard Senior Housing Partners GP LLC,
its General Partner

By:	/s/ Matthew J. Lustig
	Name:	Matthew J. Lustig
	Title:	Managing Principal and Chief Executive Officer

LSHP COINVESTMENT PARTNERSHIP I LP, a Delaware limited partnership
By:	LSHP Coinvestment I GP LLC,
its General Partner

By:	/s/ Matthew J. Lustig
	Name:	Matthew J. Lustig
	Title:	Managing Principal and Chief Executive Officer

[Signature Page to Amendment No. 1 to the Merger Agreement]